UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2009

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in Charter)

Maryland	333-147363	20-5101287
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province
People’s Republic of China 712046
(Address of Principal Executive Offices)

86-029-33686638
 (Issuer Telephone Number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective December 29, 2009, Michael Segal and Xiefeng Nie each voluntarily resigned as directors on the Registrant’s board of directors (the “Board”). The decision by each of these directors to resign from their positions was not the result of any material disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Appointment of Independent Directors

Effective December 30, 2009, the Board appointed the following persons to fill the vacancies created by the resignations of Mr. Segal and Mr. Nie: Mr. Zibing “Zack” Pan and Mr. Zhongyang Shang.

Mr. Pan, 41, is a Certified Public Accountant, certified by the Oklahoma State Board of Accountancy and member of American Institute of Certified Public Accountant (AICPA) and Oklahoma Society of Certified Public Accountants (OSCPA). Mr. Pan is currently chief financial officer of China Education Alliance, Inc., to which he was appointed in August 2009. Prior to that position, Mr. Pan was an audit manager with Eide Bailly CPAs & Business Advisors (“Eide Bailly”) at its Oklahoma City office. Mr. Pan had been working at Eide Bailly since September 2005. From September 1998 to September 2005, Mr. Pan was a statistical analyst and economist with the State of Oklahoma. From 1994 to 1996, Mr. Pan worked as a loan project officer for Asian Development Bank Loan Management Office in Anhui, China. From 1988 to 1994, Mr. Pan was an associate professor at Anhui University, China, teaching English language. Mr. Pan graduated with a Master of Business Administration from the University of Central Oklahoma in 1999. He obtained his Bachelor of Arts from Anhui University, China in 1988.

Mr. Shang, 57, is currently the director of Shaanxi Province Administration of Industry and Commerce’s Bureau of Fair Trading, a position he has held since 2006. From 1996 to 2006, Mr. Shang was the director of the Administration of Industry and Commerce for the municipalities of Tongchuan and Xianyang in Shaanxi Province. Mr. Shang was the deputy director of Tongchuan’s Foreign Trade Bureau from 1993 to 1996, and the director of Tongchuan’s Transportation Department from 1984 to 1992. From 1980 to 1983, Mr. Shang was an editor and reporter with the Shaanxi Daily News. Mr. Shang is a graduate of the Central Party College of Economics and Management.

Based upon information submitted by Mr. Pan and Mr. Shang, the Board has determined that each of them is “independent” under the NASDAQ Listing Rules. Neither of the appointees has participated in the preparation of the Registrant’s financial statements or any current subsidiary at any time during the past three years, and each of them is able to read and understand fundamental financial statements.

Agreements with Directors

Mr. Pan and Mr. Shang have each executed and delivered a director appointment letter, a form of which is attached to this current report as Exhibit 99.1.

Agreements with Mr. Pan

Under the agreement with Mr. Pan, he is appointed for one year or until the next annual shareholders’ meeting, and will be entitled to receive annual compensation of 120,000 Renminbi (“RMB”) for his services rendered as a member of the Board and as chairman of the audit committee, payable in quarterly installments and subject to his continuous service on the Board. Mr. Pan is additionally granted options under the Registrant’s 2009 Incentive Stock Plan (the “Plan”) to purchase up to 50,000 shares of the Registrant’s common stock, and in connection therewith, Mr. Pan will enter into a nonstatutory stock option agreement with the Registrant. Additionally, Mr. Pan will be reimbursed for his expenses incurred in connection with the performance of his duties, including travel expenses. The Registrant has also agreed to obtain directors’ and officers’ liability insurance, and to maintain such insurance during Mr. Pan’s appointment on the Board.

Mr. Pan’s appointment terminates immediately if he: (a) resigns for any reason; (b) is removed or not re-elected at the next annual meeting of shareholders; (c); is declared bankrupt; (d) is disqualified from acting as a director; (e) dies; or (f) is ordered to resign by a court of competent jurisdiction.

Agreements with Mr. Shang

Under the agreement with Mr. Shang, he is appointed for one year or until the next annual shareholders’ meeting, and will be entitled to receive annual compensation of RMB 20,000 for his services rendered as a member of the Board and as chairman of the compensation committee and member of the audit and nominating committees, payable in quarterly installments and subject to his continuous service on the Board. Mr. Shang is additionally granted options under the Plan to purchase up to 50,000 shares of the Registrant’s common stock, and in connection therewith, Mr. Shang will enter into a nonstatutory stock option agreement with the Registrant. Additionally, Mr. Shang will be reimbursed for his expenses incurred in connection with the performance of his duties, including travel expenses. The Registrant has also agreed to obtain directors’ and officers’ liability insurance, and to maintain such insurance during Mr. Shang’s appointment on the Board.

Mr. Shang’s appointment terminates immediately if he: (a) resigns for any reason; (b) is removed or not re-elected at the next annual meeting of shareholders; (c); is declared bankrupt; (d) is disqualified from acting as a director; (e) dies; or (f) is ordered to resign by a court of competent jurisdiction.

Appointments to the Audit, Compensation and Nominating Committees

Effective December 30, 2009, the Board established its audit, compensation and nominating committees and in connection therewith, appointed Mr. Pan, Mr. Shang and Mr. Haipeng Wu to the audit committee, and Mr. Shang and Mr. Wu to the compensation and nominating committees.  The Board also designated Mr. Pan as chairman of the audit committee, Mr. Shang as chairman of the compensation committee, and Mr. Wu as chairman of the nominating committee.

Additionally, based upon information submitted by Mr. Pan, the Board determined that he has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience.

Item 8.01   Other Events

Effective December 30, 2009, the Board unanimously adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all employees, officers and directors of the Registrant. The Code is intended to promote ethical conduct and compliance with compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing, and to ensure fair and accurate financial reporting. A copy of the Code is attached to this current report as Exhibit 14.1. The Code will also be placed on the Company’s website as soon as practicable.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

14.1	Code of Business Conduct and Ethics

99.1	Form of Director Offer Letter

99.2	Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2010	Biostar Pharmaceuticals, Inc. (Registrant)

	By:	/s/ Elaine Zhao
Elaine Zhao
Chief Financial Officer